Exhibit 10.1

William Gray Stream
2417 Shell Beach Dr.
Lake Charles, LA 70601

February 10, 2022

Waitr Holdings, Inc.
214 Jefferson Street, Suite 200
Lafayette, LA 70501

Re: Resignation as a director from Waitr Holdings, Inc. (“Company”)

Gentlemen:

Notice is hereby given that due to increased external business and personal commitments, I will resign as a director effective the day subsequent to the filing of the Company’s 2021 annual report on Form 10-K with the Securities and Exchange Commission, anticipated to be filed on or about March 8, 2022. I confirm that my resignation does not relate to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Sincerely yours,

/s/ William Gray Stream

William Gray Stream